FN Shareholders:

It’s been quite a journey these last several years, and as we enter 2023, I thought I’d take a moment to get in touch to provide an update about FiscalNote.

In 2013, my co-founders, Gerald, Jonathan, and I decided to embark on a journey to revolutionize government and its interactions with the public. We fundamentally believed from the beginning we could take the vast amount of government information in the world and use it to build a mission-driven company focused on creating more transparency around what governments are doing, and simultaneously build a resilient and lucrative business at the same time.

Little did we know that, 10 years later, we would be thrown into a global environment where demand for information on what governments are doing is more needed than ever. From all out war and military conflict in eastern Europe to the awakening of a new relationship with government after the deadliest pandemic in over a century, FiscalNote is now positioned better than ever to help the world understand what exactly is going on in governments around the world.

Since we founded FiscalNote in 2013, we have grown to serve over 5,000 customers around the world - from the White House to the CDC to every member of the House and the Senate in Congress and over half the Fortune 100 - to help them understand the impact of government policy and regulatory rulemaking. It’s definitely been a long journey from the early days of the company when we were coding, calling customers, and eating Burger King in Sunnyvale above a cramped Motel 6 room where we started the company. We now have global operations from Washington, DC, New York, Austin, Madison, London, Brussels, Gurgaon, Seoul, Singapore, Sydney, and Taipei that give us more reach than ever before as we look toward the next leg of growth as a publicly traded company on the New York Stock Exchange. After 10 years, we are still at the helm, experimenting, innovating, and pushing as founders to bring the company to its next chapter of success.

Since the beginning of my journey as a startup founder, it was always our dream to build a large company capable of accomplishing our mission, and I believe we are at the beginning of that journey today. Just in the last several months since going public we’ve announced:

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Record 41% year over year growth in revenue (TTM as of 9/30/22) and hundreds of new corporate customers in healthcare, technology, and finance.
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Net Retention of 99% (for the quarter ending 9/30/22), despite an increasingly challenging macroenvironment, pointing to the strength and resiliency of our subscription business model.
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Acquisitions of Aicel, DT Global as well as the acquisition of Dragonfly which we announced today, dramatically expand the scope and diversity of our business into analyzing macroeconomic data, military conflict in eastern Europe, and national security/terrorism related threats to organizations.

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Continued growth and expansion in our European business with the introduction of EU Issue Tracker – now used by Intel, Nestlé, and PepsiCo, along with regional organizations such as the European Automobile Manufacturers Association.
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The launch of new businesses in the ESG/carbon accounting sp
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ace that give FiscalNote new avenues for long term growth in massively expanding markets.

The combination of the cash raised from our going-public transaction, which gives us financial strength and flexibility, and the years-long investment we’ve made in our cutting-edge technology and customer relationships, means FiscalNote is better positioned than ever to execute for the opportunities of tomorrow. This is, of course, bolstered by a subscription business model that is durable, compounding, and anchored by high gross margins that allow us to continue to invest into the future. As such, we intend to achieve adjusted EBITDA profitability in the fourth quarter of this year as we previously announced. All these proof points demonstrate that we are building a long-term, growth compounder at FiscalNote.

As shareholders, you all own a piece of a category creator and the FiscalNote business that today contains its decade-long investment in artificial intelligence (AI) and software in legal and government data, deep relationships with customers in the government and large enterprises, a global sales and marketing team capable of distributing new and innovative products, and a deeply ambitious management team with a passion for delivering for customers every day and thinking deeply about both growth and profitability for the long term. As we enter 2023, we begin with the thousands of customer relationships I cited earlier, an unrivaled brand reputation, and a plethora of products in established markets and growth markets that position FiscalNote for growth in the future.

Still, we are just getting started. As an example, the European market stands as one of the most regulated markets on the planet. And yet, less than 10% of our revenue comes from this market. We are at the beginning stages of our European expansion and I believe that, similar to our peers, we can build a business that can rival the size of our North American business with just our current products today. Of course, we are simultaneously pushing the boundaries of what we provide to our customers through constant innovation and by expanding into new areas such as ESG and compliance that provide new avenues for growth into the future. And with the company on the path toward adjusted EBITDA profitability, the company continues to march towards its long term goal of strong free cash flow which will give us further financial flexibility in the future.

Of course, this brings us to the topic of the Company's 2022 public listing. I believe the fundamentals of the company speak for themselves as we continue to build a long-term business. Since our listing, we have continued to grow sales and customers and have moved steadily towards our goal of profitability. We have continued to execute a plan of sustainable growth, both organically and inorganically.

I have spent the last several months educating the market about our business and have continued to work to raise our visibility as a public company through active engagement with institutional investors and analysts. Although we believe our current stock price does not reflect the underlying value and potential of FiscalNote, we are starting to gain early recognition as a company with favorable fundamentals, recession resilience, and catalysts for upside.

As the famed investor Benjamin Graham said, ‘‘In the short term, the stock market is a voting machine; in the long term, it’s a weighing machine.’’ While the market heavily voted for unsustainable and low margin businesses in 2021 and early 2022, in 2023 we are in an environment where the tide is coming out and recurring revenues matter, high gross margins matter, long standing customer relationships matter, deeply experienced and committed management teams matter, and differentiated technology and proprietary product investments matter. When the dust settles from the capital markets, and after the markets have sorted through the chaos and identified the real businesses with strong fundamentals, I believe FiscalNote will (and has) proven itself as a heavyweight business that matters.

We are at a historically low time for SaaS multiples and in many cases, particularly in the case of companies that have chosen the deSPAC approach, the baby has been thrown out with the bathwater. To give you some context, at the depth of COVID, SaaS multiples in March 2020 dropped to a short-term low of 9.8x EV/Sales, and - as of today - the five-year average SaaS multiple since 2017 (of course inclusive of the crazy gogo-times of 2021) sits at just north of 13x EV/Sales. Contrast that to the median SaaS multiple at this point in time of 6.7x EV/Sales. Given these trends, we’ve seen an enormous amount of private equity dollars come into the public markets with major acquisitions of Coupa, Forgerock, Nearmap, and others being taken private at historical valuations. The point is, despite short-term gyrations in the public markets that ebb and flow with the general market, the best thing we can and will do as a management team is to build an enduring, long term growth company for the future: one that delivers great products and services for long-standing customers and maintains a high rate of gross profit for reinvestment into the future.

Unlike other software companies, the market in which FiscalNote operates is driven primarily by political events that we do not see slowing down any time in the near term. Military conflict, civil unrest in places as far flung as Peru and Brazil and Iran and Turkey, global supply chain disruptions, the transition to our new energy economy, and emerging technologies press regulators and politicians around the world to respond with new regulations, which in turn creates uncertainty for all manner of organizations. At the same time, we are beginning to see massive advances in artificial intelligence, which is especially encouraging for players like FiscalNote, which holds a distinct advantage in the collection and historical repository of data. As advances in AI continue to accelerate, we believe more and more data will be consumed by companies and organizations to respond to these challenges than ever before.

At the end of the day, the FiscalNote business is incredibly simple. Each year, we deliver value for our customers by giving them mission critical information, data and analysis about how governments may impact them. Our customers renew their relationships with us year after year, and - through a bit of sales expansion in customers and new products - we grow those relationships and our revenues. Because of the high gross margins we command and a “build it once, sell it multiple times” business model, we continue to improve Adjusted EBITDA as well.

Akin to a snowball rolling down from the top of a hill, we expect to grow our business year after year, compounding the size of our snowball and the value of the business, as long as we continue to drive operational efficiency, execute, and focus on delivering value to our customers.

I believe the key to unlocking value for shareholders lies in the decisions we make as a management team every single day to build products that matter, build a business that remains compounding and resilient, and build a stronger and stronger foundation for driving growth in sales and profitability. Many of you have supported FiscalNotefrom the very beginning of the company's history, and for that I want to thank you for your trust and support. We will continue to take the same principles that have helped us build this company today and build a stronger and more durable company for the long term. I am also attaching the letter we wrote to shareholders before we went public, describing our management and investment frameworks.

Sincerely,

Tim Hwang

Link to letter to shareholders in December of 2021

Forward-Looking Statements

Certain statements above may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or FiscalNote’s future financial or operating performance. For example, statements regarding FiscalNote’s financial outlook for future periods, expectations regarding profitability, capital resources, and anticipated growth in the industry in which FiscalNote operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Factors that may impact such forward-looking statements include those discussed under the caption "Risk Factors" in FiscalNote’s Current Report on Form 8-K filed with the SEC on August 2, 2022 and other filings with the SEC. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FiscalNote and its management, are inherently uncertain. The above statements should not be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. FiscalNote undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.